Exhibit 99.1

CytoDyn to Present Findings on its Feline Immunodeficiency

Virus (FIV) Therapeutic Antibody Program

Lutz, Florida, October 5, 2012—CytoDyn Inc. (the “Company”) (CYDY), a biotechnology company focused on the development of new therapies for combating infection with immune deficiency viruses, announced today that it is presenting an update on its Feline Immunodeficiency Virus (FIV) therapeutic antibody program at the 19th West Coast Retrovirus meeting in Palm Springs, California. Dr. Richard Trauger, CytoDyn’s Chief Scientific Officer, will present a poster titled “Influence of anti-LFA-1 on FIV infection ex vivo and in vivo,” describing new preliminary findings regarding CytoFeline™, a feline reactive monoclonal antibody targeting the cell antigen CD11a under development by CytoDyn for the treatment of feline immunodeficiency virus. The work was performed in the laboratories of Dr. John Elder, Professor in the Department of Immunology and Microbial Science at Scripps Research Institute, and Dr. Sue VandeWoude, DVM Associate Dean for Research, CVMBS Professor of Comparative Medicine, DMIP Colorado State University.

Dr. Elder’s work, which has been previously reported, demonstrated that feline reactive antibodies to a normal cell protein known as CD11a could inhibit FIV infection of susceptible target cells. Based on these results, a pilot study measuring the effect of a single dose of CytoFeline in FIV infected cats was performed in the laboratory of Dr. VandeWoude.

“Our preliminary findings suggest that a single administration of anti-LFA-1 antibodies to FIV infected cats results in the activation of viral replication followed by a drop to levels slightly below those of placebo control treated animals, with one animal eventually becoming undetectable for FIV. All treated animals returned to control levels by the end of the study,” said Dr. VandeWoude. “In addition, treated animals demonstrated a transient significant rise in CD8 and CD4 cells without a concomitant rise in proviral DNA. These results, while preliminary, are very interesting. Further work needs to be done to understand the relationship between the viral and hematological parameters measured in this study.”

“We believe that CD11a remains an interesting target for the treatment of FIV infection,” said Dr. Trauger. “These preliminary findings highlight the need to explore the activity of anti-LFA-1 antibodies as therapeutics for the treatment of FIV infection in larger studies using multiple doses. We currently are exploring options to create chimeric feline antibodies suitable for multiple dosing to further test this hypothesis; and are happy to announce that a grant of $27,000 dollars has been awarded to Dr. VandeWoude and CytoDyn from Colorado State University to allow us to continue this research project.”

The Company

The Company is a biotechnology company focused on the development of new therapies for combating infection with immune deficiency viruses and other antibody applications. The Company’s proprietary drug candidate Cytolin(R) is a monoclonal antibody that binds to CD11a, a cellular antigen that is a component of the cellular adhesion molecule LFA-1. The Company intends to explore the clinical development of Cytolin(R) for persons infected with the Human Immunodeficiency Virus (“HIV”) to determine if it could perturb the natural course of HIV infection. The Company recently completed a humanized antibody construct of Cytolin(R), filed a provisional patent for its use, and manufacturing discussions are underway. In addition, the Company is exploring the possible application of its existing proprietary monoclonal antibody for the treatment of Feline Immunodeficiency Virus (“FIV”), a retroviral infection in cats. The Company recently filed for a provisional patent for the use of these antibodies as well as selected small molecule antagonists and agonists for the treatment of FIV, and filed an application for registration of the trademark CytoFeline, intended for use in conjunction with veterinary preparations for the treatment of FIV. For more information about Cytolin(R), CytoFeline(TM) and the Company please go to www.cytodyn.com.

Forward-Looking Statements

This press release includes forward-looking statements and includes forward-looking information within the meaning of United States securities laws. These statements and this information represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, of which many are beyond the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements or forward-looking information. The words “believe,” “estimate,” “expect,” “intend,” “attempt,” “anticipate,” “foresee,” “plan,” and similar expressions and variations thereof, identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or on this forward-looking information.

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